UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 22, 2019

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On July 22, 2019, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing that it closed on the purchases of two adjoining parcels of undeveloped land aggregating approximately 44 acres (the “Mecklenburg Land”) in Mecklenburg County, North Carolina, located in the greater Charlotte area. Griffin paid cash of approximately $5.6 million for the Mecklenburg Land using a portion of the proceeds from the $7.7 million sale in May 2019 of approximately 280 acres of undeveloped land that were being held in escrow for a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. Griffin has obtained most of the governmental approvals required for its planned construction of three industrial/warehouse buildings aggregating approximately 500,000 square feet on the Mecklenburg Land and anticipates obtaining the remaining approvals in the near future. Griffin expects to begin sitework, on speculation, for its planned development of the Mecklenburg Land within the next twelve months.

Griffin is currently building two industrial/warehouse buildings (“160 and 180 International”) aggregating approximately 283,000 square feet in Concord, North Carolina in the greater Charlotte area. Upon completion of 160 and 180 International, expected within the next two months, Griffin expects to have approximately 560,000 square feet of industrial/warehouse space in the greater Charlotte area. When the Mecklenburg Land is fully developed, Griffin expects to then have over one million square feet of industrial/warehouse space in the greater Charlotte area.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s July 22, 2019 Press Release (attached hereto).

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding Griffin's beliefs and expectations regarding Griffin’s planned development and construction, including, without limitation, obtaining the remaining government approvals and the timing of beginning sitework on the Mecklenburg Land, the timing of completion of construction of 160 and 180 International, and the amount of square footage of industrial/warehouse space expected to be owned in the greater Charlotte area after development of each of 160 and 180 International and the Mecklenburg Land, respectively. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin's Securities and Exchange Commission filings, including the "Business," "Risk Factors" and "Forward-Looking Statements" sections in Griffin's Annual Report on Form 10-K/A for the fiscal year ended November 30, 2018. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: July 22, 2019